Exhibit 10.1

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this “Fourth Amendment”) made and entered into as of the 4th day of April, 2005, is by and between LASALLE BANK NATIONAL ASSOCIATION, a national banking association (“LENDER”), having its principal place of business at 135 South LaSalle Street, Chicago, Illinois 60603-4105, and VITA FOOD PRODUCTS, INC., a Nevada corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612 (“Vita Food”), VIRGINIA HONEY COMPANY, INC., a Virginia corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612 (“Virginia Honey”), THE HALIFAX GROUP, INC., a Georgia corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612 (“Halifax”), and VITA SPECIALTY FOODS, INC., a Delaware corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612 (“Specialty Foods”) (Vita Food, Virginia Honey, Halifax and Specialty Foods are individually a “Borrower” and collectively the Borrowers”).

W I T N E S S E T H:

WHEREAS, prior hereto, Lender provided certain loans, extensions of credit and other financial accommodations (the “Financial Accommodations”) to Borrowers pursuant to (a) that certain Loan and Security Agreement dated as of September 5, 2003, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 5, 2004, that certain Second Amendment to Loan and Security Agreement dated as of December 21, 2004, and that certain Third Amendment to Loan and Security Agreement dated as of January 31, 2005, each by and between Lender and Borrowers (as further amended or restated from time to time, the “Loan Agreement”), and (b) the other documents, agreements and instruments referenced in the Loan Agreement or executed and delivered pursuant thereto;

WHEREAS, Borrowers have requested that Lender, among other things, provide a temporary overadvance in the amount $800,000.00 (collectively the “Additional Financial Accommodations”); and

WHEREAS, Lender is willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this Fourth Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrowers hereby agree as set forth in this Fourth Amendment.

I.                                         Definitions.

A.                                    Use of Defined Terms.   Except as expressly set forth in this Fourth Amendment, all terms which have an initial capital letter where not required by the rules of grammar are used herein as defined in the Loan Agreement.

B.                                    Amended Definitions.   Effective as of the date of this Fourth Amendment, Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Overadvance” and substituting therefor the following:

“Overadvance”:   shall mean, an amount equal to (1) Eight Hundred Thousand and no/100 Dollars ($800,000.00) from the April 4, 2005, through June 30, 2005, and (2) zero Dollars ($0) from July 1, 2005, and thereafter.

C.                                    Deleted Definitions.   Effective as of the date of this Fourth Amendment, Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Overadvance Notice”.

II.                                   Amendments to Loan Agreement.   Effective as of the date of this Fourth Amendment, the Loan Agreement is hereby amended as follows:

A.                                    Overadvance Note.   Section 2.1 of the Loan Agreement is hereby amended by deleting Section 2.1(A)(4) of the Loan Agreement in its entirety.

B.                                    Interest Rate and Fees.   Borrowers and Lender acknowledge and agree that LIBOR Rate Loans shall no longer be available under the Loan Agreement and, accordingly, Section 2.2 of the Loan Agreement is hereby amended by deleting Section 2.2 of the Loan Agreement in its entirety and substituting therefor the following:

“2.2                        Interest Rates and Fees.

(A)                              Revolving Loan.   Borrowers hereby jointly and severally promise to pay interest on the unpaid principal amount of the Revolving Loan as provided in Section 3.1 below at the floating per annum rate of interest equal to the Prime Rate until the date such Loan is paid in full. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the unpaid principal amount of the Revolving Loan shall, at Lender’s option bear interest at the Default Rate.

(B)                                Term Loan A.   Borrowers hereby jointly and severally promise to pay interest on the unpaid principal amount of Term Loan A as provided in Section 3.1 below at the floating per annum rate of interest equal to the Prime Rate plus one-quarter of one percent (.25%) until the date such Loan is paid in full. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the unpaid principal amount of Term Loan A shall, at Lender’s option, bear interest at the Default Rate.

(C)                                Unused Line of Credit Fee.   Borrowers shall pay to Lender an unused line

of credit fee equal to the daily rate equivalent of one-quarter of one percent per annum (1/4%) of the difference between the Maximum Revolving Loan and the average daily balance of the sum of the Revolving Loan and the Letter of Credit Obligations for each calendar quarter or part thereof, which fee shall be fully earned by Lender and payable quarterly in arrears on the fifth (5th) Business Day of each calendar quarter. Said fee shall be calculated on the basis of a 360-day year.

(D)                               Letter of Credit Fees.   Prior to the issuance of each standby Letter of Credit and on each annual anniversary of the issuance thereof, Borrowers shall pay to Lender, a fee computed on a daily basis equal to the amount of such Letter of Credit multiplied by one hundred fifty (150) basis points per annum. Prior to the issuance of each documentary Letter of Credit, Borrowers shall remit to Lender a Letter of Credit fee at the rate quoted by Lender to Borrowers at the time of issuance. In addition, Borrowers shall pay to and/or reimburse Lender for any costs, fees and expenses incurred by Lender in connection with the application for, issuance of or amendment to any Letter of Credit upon Lender’s demand therefor and any amounts not so paid shall bear interest at the Default Rate until paid.”

III.                                 Conditions Precedent.   Lender’s obligation to provide the Additional Financial Accommodations to Borrowers is subject to the full and timely performance of the following covenants prior to or contemporaneously with the execution of this Fourth Amendment:

A.                                   Borrowers executing and delivering, or causing to be executed and delivered to Lender, the following documents, each of which shall be in form and substance acceptable to Lender:

(i)                                     An original Secretary’s Certificate of even date herewith executed by the Secretary of each Borrower to Lender; and

(ii)                                  such other agreements, documents and instruments as Lender may reasonably request;

B.                                     No Unmatured Event of Default or Event of Default exists under the Loan Agreement, as amended by this Fourth Amendment, or the Other Agreements;

C.                                     No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Lender prior to the date of hereof shall be pending or known to be threatened against Borrowers and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Lender is likely to materially or adversely affect the financial position or business of any Borrower or the capability of any Borrower to pay its obligations and liabilities to Lender; and

D.                                    There shall have been no material or adverse change in the business, financial condition or results of operations since the date of each Borrower’s most recently delivered financial statements to Lender.

IV.                                Conflict.   If, and to the extent, the terms and provisions of this Fourth Amendment contradict or conflict with the terms and provisions of the Loan Agreement, the terms and provisions of this Fourth Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Fourth Amendment do not contradict or conflict with the terms and provisions of the Loan Agreement, the Loan Agreement, as amended by this Fourth Amendment, shall remain in and have its intended full force and effect, and Lender and Borrowers hereby affirm, confirm and ratify the same.

V.                                    Severability.   Wherever possible, each provision of this Fourth Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Fourth Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Fourth Amendment, the balance of which shall remain in and have its intended full force and effect. Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

VI.                                Reaffirmation.   Borrowers hereby reaffirm and remake all of the representations, warranties, covenants, duties, obligations and liabilities contained in the Loan Agreement, as amended hereby.

VII.                            Fees, Costs and Expenses.

A.                                   Borrowers agree to pay, upon demand, all fees, costs and expenses of Lender, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this Fourth Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

B.                                     Contemporaneously herewith, Borrowers shall pay to Lender a fully earned, nonrefundable amendment fee in the amount of Five Thousand and no/100 Dollars ($5,000.00).

VIII.                        Choice of Law.   This Fourth Amendment has been delivered and accepted in Chicago, Illinois, and shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.

IX.                                Counterpart.   This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

X.                                    Waiver of Jury Trial.   BORROWERS AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY.

[signature page follows]

IN WITNESS WHEREOF, Lender and Borrowers have caused this Fourth Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

LASALLE BANK NATIONAL ASSOCIATION,		VITA FOOD PRODUCTS, INC.,
a national banking association		a Nevada corporation

By:	/s/ Sara A. Huizinga	By:	/s/ Stephen D. Rubin
Name:	Sara A. Huizinga	Name:	Stephen D. Rubin
Title:	Assistant Vice President	Title:	President

VIRGINIA HONEY COMPANY, INC.,
a Virginia corporation

		By:	/s/ Clifford Bolen
		Name:	Clifford Bolen
		Title:	Assistant Secretary

THE HALIFAX GROUP, INC.,
a Georgia corporation

		By:	/s/ Clifford Bolen
		Name:	Clifford Bolen
		Title:	Treasurer & Secretary

VITA SPECIALTY FOODS, INC.,
a Delaware corporation

		By:	/s/ Clifford Bolen
		Name:	Clifford Bolen
		Title:	Assistant Secretary